UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2017

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jeffrey R. Hennion, the Chief Marketing and e-Commerce Officer of GNC Holdings, Inc. (the “Company”) and a named executive officer in the Company’s most recent proxy statement filed on April 11, 2017, resigned from his position with the Company, effective June 1, 2017. Mr. Hennion will remain eligible for a pro-rata bonus for 2017 contingent upon the Company’s performance. Mr. Hennion’s outstanding equity awards, in the form of time vested restricted stock, performance vested restricted stock, and stock options are and will continue to be governed by the terms and conditions of the underlying equity incentive plans and award agreements pursuant to which such awards were issued, giving effect to his resignation.

In connection with his resignation from the Company, Mr. Hennion and the Company agreed in principle to a consulting arrangement for a period not to exceed one year, unless extended by the parties. Mr. Hennion has agreed to customary non-competition and non-solicitation terms, and a customary release of claims. Mr. Hennion will provide consulting services to the Company on an as-needed, non-exclusive basis for projects as may be assigned by the Company from time to time, subject to minimum required amounts, for which Mr. Hennion will be compensated by the Company on a mutually agreed basis not to exceed his current base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Dated: June 1, 2017	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Senior Vice President, Chief Legal Officer